Exhibit 24.1
POWER OF ATTORNEY
Each of the undersigned directors of MiniMed Group, Inc. hereby severally constitutes and appoints Courtney Nelson Wills, Sean Stapleton and Bryan Kelly, and each of them acting alone, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, and in any and all capacities, to do any and all acts and things and to execute any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable MiniMed Group, Inc. to comply with the Securities Exchange Act of 1934, as amended (the “Act”), and any rules, regulations or requirements of the Securities and Exchange Commission (the “SEC”) in respect thereof, including, without limitation, the power and authority to sign such person’s name in any and all capacities to the Annual Report on Form 10-K of MiniMed Group, Inc. for the fiscal year ended April 24, 2026 and any and all amendments to this Annual Report and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or such person’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
The undersigned have set their hands as of the 29th day of June 2026.

By:	/s/ Kevin E. Lofton
Kevin E. Lofton

By:	/s/ Glenn A. Eisenberg
Glenn A. Eisenberg

By:	/s/ D. Keith Grossman
D. Keith Grossman

By:	/s/ Robert A. Hopkins
Robert A. Hopkins

By:	/s/ Laura Mauri
Laura Mauri

By:	/s/ Brett A. Wall
Brett A. Wall

By:	/s/ Matthew R. Walter
Matthew R. Walter

By:	/s/ Timothy A. Wicks
Timothy A. Wicks